Exhibit 10.2


                        RELEASE AND SETTLEMENT AGREEMENT

     THIS AGREEMENT dated this ____ day of July, 2005, is entered into by and between AOtec, LLC ("AOtec") and MXL Industries, Inc. ("MXL").

     WHEREAS, AOtec has filed a complaint in the Worcester Superior Court, Civil Action No. 04-02096C, against MXL to recover amounts claimed in connection with certain promissory notes issued by MXL (hereinafter "the Action"); and

     WHEREAS, MXL has asserted defenses to the Acton including set-off rights and filed a counterclaim against AOtec in the Action; and

     WHEREAS, the Parties are desirous of settling this case without the need for further litigation and expenses;

     NOW, THEREFORE, in consideration of the mutual promises and terms set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to settle their dispute as follows:

     1. MXL shall pay AOtec $275,000 as follows:

        a. $175,000 payable by certified check delivered upon the execution of this Agreement by AOtec; and

        b. $100,000 payable with interest pursuant to the terms of the attached promissory note (the "Promissory Note").

     2. Upon execution of this Agreement, MXL shall deliver to AOtec:

        a.  a duly executed Promissory Note in the form attached hereto; and

        b. a Guaranty in the form attached hereto and duly executed by its parent company, National Patent Development Corporation.

     3. In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AOtec does hereby release, acquit and forever discharge MXL, their respective officers, directors, agents, employees, personal representatives, successors in interest, predecessors in interest, successor and affiliated corporations and assigns, of and from all claims, demands, obligations, losses, cusses of action, damages, penalties costs, expenses, attorneys' fees, liabilities of any name and nature whatsoever, whether based on contract, tort, fraud, statute or any other theory of recovery, at law or equity, whether know or unknown, which AOtec has or may have had against MXL including but not limited to those claims made or which could have been made in the Action and/or in connection with the promissory notes issued by MXL to AOtec and/or in connection with the sale of AOtec's business to MXL, provided however, that nothing contained herein shall be construed to release any claims in connection with this Agreement or the undertakings provided for herein.

     4. In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MXL does hereby release, acquit and forever discharge AOtec, their respective officers, directors, agents, employees, personal representatives, successors in interest, predecessors in interest, successor and affiliated corporations and assigns, of and from all claims, demands, obligations, losses, causes of action, damages, penalties costs, expenses, attorneys' fees, liabilities of any name and nature whatsoever, whether based on contract, tort, fraud, statue or any other theory of recovery, at law or equity, whether known or unknown, which MXL has or may have had against AOtec including but not limited to those claims made or which could have been made in the Action and/or in connection with the promissory notes issued by MXL to AOtec and/or the sale of AOtec's business to MXL.

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     5. Within ten (10) days of the  execution  of this  Agreement,  the parties shall cause their attorneys to execute and file the attached Stipulation of Dismissal of the Complaint and Counterclaim in the Action with prejudice and without costs.

     6. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document.

     7. This Settlement Agreement shall be governed by the laws of the State of Massachusetts. IN WITNESS WHEREOF, the parties hereto have set their hands this day and year first above written and each party acknowledges receipt of a duly executed copy.

                                   AOTEC, LLC
Witness my hand and seal:
                                   BY:
-----------------------                 ----------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                   -----------------------------

                                   MXL INDUSTRIES, INC.
Witness my hand and seal:
                                   BY:
----------------------                  ----------------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

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